Exhibit 99.03

Pazoo, Inc. Gets Rave Reviews From Private Practice Summit in Las Vegas

CEDAR KNOLLS, N.J., Oct. 11, 2012 /PRNewswire/ -- Pazoo, Inc., (OTCBB Symbol: PZOO (German WKN#: A1J3DK) is pleased to announce that CEO, David Cunic, gave several successful and enlightening presentations at the Private Practice Summit, held Sept. 28-30, 2012 in Las Vegas, NV. David has spoken at this conference before when it was held in New Jersey in 2010 and 2011 and was featured as the main speaker and presenter at this year's conference.

Nitin Chhoda, Pazoo Expert, Physical Therapist, and the Organizer of the Private Practice Summit stated, "We had an amazing event because of the speakers, and when I say speakers I am actually referring to David Cunic as one of the star speakers of the event.  David was an outstanding, engaging, entertaining, motivating speaker and the content that he delivered as the CEO of Pazoo and as an expert private practice owner was something that just blew all of the attendees away.  In fact what struck me the most was that David, at his age, has achieved more than a lot of other business owners who've lived twenty or thirty years longer than him. So all in all it was a great event."

The Private Practice Summit is an annual conference for physical therapists from around the United States, Canada and Australia to gather together and learn from a selected group of speakers.  Pazoo's relationship with this conference goes hand in hand with its expert platform on their site.  Coming soon www.pazoo.com experts will be able to schedule speaking engagements through its website.  These speaking engagements will give a great opportunity for the general public to learn and interact with our experts to share ideas and experiences. The value of this platform lies in being able to empower the participants with information related to the expert's respected fields.

About Nitin Chhoda:

Nitin Chhoda PT, DPT, CSCS, is a licensed physical therapist in NJ, NY and a successful business consultant who is described on Wikipedia as the "number one private practice marketing consultant and business expert." He is the CEO of In Touch EMR (Electronic Medical Records), has written many articles on physical therapy and authored several books : "Total Activation: The New 5 Step Fitness Mantra", "Marketing For Physical Therapy Clinics" and "Physical Therapy Marketing For The New Economy."  Nitin has spoken at various fitness conventions in over 40 locations in the US, Canada and Asia. He has served an adjunct faculty member on Health, Wellness and Kineseology at Millersville University, PA, was a guest speaker at the annual South Asian Student's Association 2005 in Los Angeles, CA and at the University of Michigan, Ann Arbor in February 2006. He was a keynote speaker at Shades of Brown, an international educational conference in Toronto, CA.  Nitin is also the creator of the Therapy Newsletter automated newsletter marketing system and Clinical Contact, a web-based mobile, email and voice broadcasting system with built-in appointment reminders for professional offices.

About Pazoo, Inc.:

Pazoo, Inc. is a company focused on empowering individuals with the tools to enrich their lives.  Pazoo delivers information, services and products through direct response digital and TV, retail stores and its website. www.pazoo.com is a Health and wellness social community with array of experts delivering vital information to improve and enhance the enjoyment of living a full and enriching life. Featuring industry experts from the health and wellness industry as well as the Pet industry. On the website an individual can find limited, but high quality, selection of merchandise, including fitness consumables, nutritional supplements, apparel, and wellness/safety products.

Safe Harbor Statement:

This update includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as Pazoo, Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

For Investor Relations:
Taylor Capitol, LLC
Phone: 973-351-3868
Email:  Investor@Pazoo.com

SOURCE Pazoo, Inc.

Released October 11, 2012